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                                                                    Exhibit 99.2


                                [CANCERVAX LOGO]


FOR IMMEDIATE RELEASE


                   DATA AND SAFETY MONITORING BOARD RECOMMENDS
           DISCONTINUATION OF THE CANVAXIN(TM) PHASE 3 CLINICAL TRIAL
                              FOR STAGE IV MELANOMA

                DSMB ALSO RECOMMENDS CONTINUATION OF CANVAXIN(TM)
                  PHASE 3 CLINICAL TRIAL FOR STAGE III MELANOMA

CARLSBAD, CA, USA - APRIL 6, 2005 - CancerVax Corporation (NASDAQ: CNVX) announced today plans to discontinue the Phase 3 clinical trial of Canvaxin(TM) in patients with Stage IV melanoma based upon the recommendation of the independent Data and Safety Monitoring Board (DSMB), which recently completed its planned, second, interim analysis of the data from this study. The DSMB found that the data are unlikely to provide significant evidence of a survival benefit for Canvaxin-treated patients with Stage IV melanoma versus those receiving placebo.

Based on a limited review of data from the Phase 3 clinical trial of Canvaxin(TM) in Stage III melanoma, the DSMB recommended that this clinical trial continue as planned. CancerVax and Serono, CancerVax's worldwide development partner for Canvaxin(TM), intend to continue the Phase 3 clinical trial in Stage III melanoma, and expect that the DSMB will review the third interim analysis of data from this clinical trial in the third quarter of 2005. It is anticipated that the final analysis of data from this clinical trial will take place after the required number of clinical events have occurred, which is currently estimated to occur in mid-2006. There were no safety issues identified with either of the Phase 3 clinical trials of Canvaxin, and the recommendation to close the Stage IV study was not made because of any potential safety concern.

In 2004, enrollment of 1,160 patients in the Phase 3 clinical trial in Stage III melanoma was completed. As of the date of this announcement, a total of 496 patients out of a planned total enrollment of 670 patients were enrolled in the Phase 3 clinical trial in Stage IV melanoma, and further enrollment has been discontinued.

"This news is disappointing. Treatment of patients with Stage IV melanoma has proven to be very difficult and, as yet, no therapeutic agent has been shown to impact overall survival in these patients," said David F. Hale, President and CEO of CancerVax Corporation. "We would like to sincerely thank the patients and their families, and the clinicians and other healthcare professionals who participated in this clinical trial, for their strong support over the past several years."

"We remain committed to completing our Phase 3 clinical trial in patients with Stage III melanoma. The data from the Phase 3 clinical trial in Stage IV melanoma will be fully analyzed, and will be presented in an appropriate scientific forum. In addition to the ongoing study in patients with Stage III melanoma, we expect to begin enrollment soon in a Phase 2 study to evaluate the clinical response to Canvaxin(TM) of patients with in-transit melanoma, an uncommon form of melanoma in which multiple subcutaneous or intradermal metastases are visible."


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ABOUT THE DSMB

The DSMB consists of independent experts in medical and surgical oncology, statistics and medical ethics who are not participating in the clinical trials, whose primary responsibility is to monitor, on a periodic basis, the data emerging from a clinical trial and to provide recommendations to the sponsor on whether a study should be modified or discontinued.

CONFERENCE CALL AND WEBCAST TODAY AT 9:00 AM EASTERN TIME

CancerVax management will host a conference call today to discuss the DSMB recommendation to discontinue the Canvaxin Phase 3 clinical trial for stage IV melanoma at 9:00 a.m. Eastern Time. A live audio webcast of management's presentation will be available at http://ir.cancervax.com. Alternatively, callers may participate in the conference call by dialing (888) 396-2386 (domestic) or (617) 847-8712 (international). The passcode is 33640768. A replay of the conference call can be accessed by dialing (888) 286-8010 (domestic) or
(617) 801-6888 (international). The passcode for the replay is 59816558. The webcast will also be archived on CancerVax's website.

ABOUT CANCERVAX CORPORATION (WWW.CANCERVAX.COM)

CancerVax Corporation is a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer. The Company's lead product candidate, Canvaxin(TM), is one of a new class of products being developed in the area of specific active immunotherapy, also known as therapeutic cancer vaccines. In December 2004, CancerVax announced an exclusive worldwide collaboration with Serono Technologies, S.A., a Swiss corporation, for the development and commercialization of Canvaxin.

In addition to Canvaxin(TM), CancerVax has licensed three specific active immunotherapeutic product candidates targeting the EGFR signaling pathway, including one product candidate in Phase 2 clinical trials. The Company also plans to identify and develop new product candidates based on its proprietary specific active immunotherapy, anti-angiogenesis and telomere signaling T-oligonucleotide technology. CancerVax's corporate headquarters and research and development facility is located in Carlsbad, California, and its biologics manufacturing facility is located in the Los Angeles area.


FORWARD-LOOKING STATEMENTS

CancerVax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. For example, statements about the DSMB's data analysis and evaluation of Canvaxin(TM), timing and outcomes of the interim and final analyses of its clinical trials, and plans and objectives of management, are all forward-looking statements. There can be no assurance that studies or evaluation of Canvaxin will be favorable or that they will confirm the results of retrospective analyses of data from Phase 1/2 clinical trials, that the evaluations will be completed or demonstrate sufficient effectiveness, that marketing applications will be filed or, if filed, approved, or that the company will be successful in commercializing Canvaxin(TM). The inclusion of forward-looking statements should not be regarded as a representation by CancerVax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in CancerVax's business including, without limitation, statements about: the progress and timing of its clinical trials, including the planned continuation and eventual outcome of the trials, the anticipation of future recommendations by the DSMB, the potential for the trials to serve as pivotal trials for regulatory purposes, and the anticipated filing of regulatory approvals; difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing its product


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candidates; unexpected adverse side effects or inadequate therapeutic efficacy of its product candidates that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; the scope and validity of patent protection for its products; CancerVax's inability to protect its intellectual property and proprietary technology and to maintain and enforce its licensing arrangements with various third party licensors; competition from other pharmaceutical or biotechnology companies; its ability to obtain additional financing to support its operations, which could adversely affect its ability to develop or commercialize Canvaxin or other product candidates and its ability to continue to operate as a going concern; the risk that the collaboration agreement may be terminated by Serono; CancerVax's limited experience in manufacturing and testing biological products, which may result in delayed development or commercialization of Canvaxin and its other product candidates, as well as lost revenue; and other risks detailed in CancerVax's Securities and Exchange Commission filings, including CancerVax's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and CancerVax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

CancerVax(R) is a registered trademark of CancerVax Corporation. Canvaxin(TM) is a trademark of CancerVax Corporation.


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FOR MORE INFORMATION, PLEASE CONTACT:

  CANCERVAX CORPORATION
  VINCE REARDON
  Senior Director, Investor Relations
  Tel: +1 760 494 4850

  http://www.cancervax.com


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